Exhibit 99.1
FOR IMMEDIATE RELEASE

WERNER® ACQUIRES FIRSTFLEET, INC.,
EXPANDING DEDICATED MARKET LEADERSHIP

OMAHA, Neb., January 28, 2026 — Werner Enterprises, Inc. (Nasdaq: WERN), a premier transportation and logistics provider, today announced it has acquired privately owned Dedicated trucking company, First Enterprises, Inc. (“FirstFleet”), for approximately $245 million in cash. Werner will also separately acquire real estate properties directly from FirstFleet. The acquisition establishes Werner as the fifth-largest Dedicated carrier in the U.S., meaningfully increases revenues from its higher-margin Dedicated division, and delivers immediate accretion to earnings per share (“EPS”).

Headquartered in Murfreesboro, Tennessee, FirstFleet has sustained profitable growth over four decades and cultivated deep relationships with top-tier customers under multi-year contracts, with an average 17-year tenure among their top 10 customers. FirstFleet brings significant added scale to Werner with approximately 2,400 tractors, 11,000 trailers and 37 strategically located properties near 130 customer sites around the country. FirstFleet has unique capabilities to service attractive and durable end markets such as grocery, bakery goods and corrugated packaging.

“Powered by the talent of our combined associates, this partnership comes at the ideal moment for our company. By uniting FirstFleet's expertise in complementary new verticals with our resources and nearly 5,000 Dedicated trucks, we will improve our competitive position and accelerate profitable growth,” said Werner’s Chairman and CEO, Derek Leathers. “We have found a strong cultural fit with a shared commitment to safety, service and innovation. Together, we are better positioned to drive tech-enabled solutions and deliver lasting value for our customers, drivers and shareholders.”

Strategic and Financial Benefits

With more than $615 million in annual revenues and consistent operating income margins, FirstFleet is expected to be immediately accretive to Werner’s EPS, with even greater earnings uplift expected within the first two years as approximately $18 million in annual synergies are realized. With FirstFleet’s strong track record of cash flow conversion, Werner also expects the transaction to increase free cash flow.

Beyond the strong financial alignment, this combination offers a range of strategic advantages for customers, associates and shareholders, including:

•Accelerating Werner’s portfolio mix emphasis in Dedicated: Over the past several years, Werner has been strategically expanding the percentage of Truckload Transportation Services ("TTS") revenues generated by its higher-margin, long-term contractual Dedicated business. With the addition of FirstFleet, Werner is expected to grow its Dedicated revenues by approximately 50% and become North America's fifth-largest Dedicated carrier by power units. The transaction also increases Werner’s share in more resilient categories such as grocery and baked goods.

Werner Enterprises, Inc. - Release of January 28, 2026

•Expanding Werner’s Scale and Network Density: As of September 30, 2025, the combined company had approximately 7,365 total Dedicated trucks and nearly 40,000 trailers. With FirstFleet’s highly complementary geographic footprint across the eastern half of the U.S., Werner expects to benefit from greater fixed cost absorption, purchasing power, asset utilization and selling an expanded solution-set to FirstFleet and Werner customers.

“Since 1986, FirstFleet has delivered exceptional growth by treating our team members and customers like family,” said Paul Wilson, one of FirstFleet’s owners. “In choosing to combine with Werner, we are joining a leader in our industry with a proud history of caring deeply about their associates and customers. Our team has long admired Werner’s leadership, and we strongly believe this transaction is an excellent opportunity to leverage best-in-class technology and deliver significant value to all our stakeholders.”

“We are confident that, with the addition of the FirstFleet team, Werner will be stronger and even better positioned to serve our loyal customers and capitalize on profitable growth opportunities as market conditions continue to improve,” said Leathers.

FirstFleet will operate as a business unit within Werner’s TTS segment, complementing the existing Dedicated division.

Transaction Details

Under the terms of the agreement, Werner will acquire FirstFleet and the real estate properties for a total of approximately $282.8 million. The real estate includes 11 properties for $37.8 million. The transaction will be funded using operating cash on hand and Werner’s existing revolving credit facility. Werner plans to retain the majority of FirstFleet’s management and maintain its headquarters in Murfreesboro.

Call Information

Werner Enterprises will conduct a conference call to discuss the FirstFleet acquisition today beginning at 9:30 a.m. CT. The news release, live webcast of the conference call, and the accompanying slide presentation will be available at werner.com in the “Investors” section under “News & Events” and then “Events Calendar.” To participate in the conference call, please dial 844-701-1165 (domestic) or 412-504-9718 (international). Please mention to the operator you are dialing in for the Werner Enterprises call.

A replay of the conference call will be available on January 28, 2026 through February 27, 2026 by dialing (855) 669-9658 (domestic) or (412) 317-0088 (international) and using the access code 7915284. A replay of the webcast will also be available atwww.werner.comin the “Investors” section under “News & Events” and then “Events Calendar.”

Advisors

Wofford Advisors LLC served as exclusive strategic advisor to Werner and Koley Jessen P.C., L.L.O. served as legal counsel. While the company utilized existing revolver capacity as financing, Wells Fargo Securities and TD Securities provided financial advisory support to Werner. Raymond James & Associates, Inc. served as lead financial advisor to FirstFleet, with Brentwood Capital Advisors LLC serving as financial advisor. Scudder Law Firm P.C., L.L.O. served as legal advisor to FirstFleet.

Forward-looking Statements

This press release may contain forward-looking statements within the meaning of section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act

Werner Enterprises, Inc. - Release of January 28, 2026

of 1995, as amended. Such forward-looking statements are based on information presently available to the Company’s management and are current only as of the date made. Actual results could differ materially from those anticipated as a result of a number of factors, including, but not limited to, those discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and subsequently filed Quarterly Reports on Form 10-Q.

For those reasons, undue reliance should not be placed on any forward-looking statement. The Company assumes no duty or obligation to update or revise any forward-looking statement, although it may do so from time to time as management believes is warranted or as may be required by applicable securities law. Any such updates or revisions may be made by filing reports with the U.S. Securities and Exchange Commission, through the issuance of press releases or by other methods of public disclosure.

About Werner Enterprises

Werner Enterprises, Inc. delivers superior truckload transportation and logistics services to customers across the United States, Mexico and Canada. With 2024 revenues of $3.0 billion, a modern truck and trailer fleet, over 12,500 talented associates and our innovative Werner EDGE® technology, we are an essential solutions provider for customers who value the integrity of their supply chain and require safe and exceptional on-time service. Werner® provides Dedicated and One-Way Truckload services as well as Logistics services that include truckload brokerage, freight management, intermodal and final mile. Werner embraces inclusion as a core value and manages key risks and opportunities through a balanced sustainability strategy.

About FirstFleet, Inc.

Founded in 1986, FirstFleet has consistently provided high quality Dedicated Contract Carriage service to business partners across the country. Currently operating more than 2,400 power units and 11,000 trailers, the company has operations based all over the United States with service to all 48 contiguous states.

Contact: Jill Samuelson, Associate Vice President – Marketing and Communications
Werner Enterprises, Inc.
(D) 402.819.5319
press@werner.com
Source: Werner Enterprises, Inc.